Exhibit 99.1

DRC Medicine Ltd. Announces the Business Combination Agreement with Ribbon Acquisition Corp.

Combined Company Expected to be Listed on NASDAQ Global Market

●	DRC Medicine Ltd. (“DRC Medicine” or the “Company”), is an innovative healthcare and biotechnology company headquartered in Japan, focused on the research, development, and commercialization of advanced medical technologies that address significant global health challenges.

●	The Company is best known for its proprietary Hydro Silver Titanium® technology, initially applied in consumer hygiene products such as masks and towels, and now being advanced to obtain medical device certification as among the world’s first therapeutic masks for seasonal allergic rhinitis.

●	Combined company to have an implied initial pro forma equity value of approximately $422.15 Million, (assuming no redemptions) and the transaction is expected to deliver cash proceeds of around $50.42 Million to DRC Medicine (assuming no redemptions) to fund DRC Medicine’s business and operations, which include devices’ clinical trial and certification.

●	Current DRC Medicine shareholders will retain 100% of their equity and will continue to own approximately 82.91% of the combined company on a pro forma basis, assuming no redemptions by Ribbon’s shareholder.

Tokyo, June 30, 2025 (GLOBE NEWSWIRE) -- DRC Medicine Ltd., an innovative healthcare and biotechnology company based in Tokyo, Japan (“DRC” or the “Company”), announced today that it has entered into a business combination agreement (the “Business Combination Agreement”) with Ribbon Acquisition Corp. (NASDAQ: RIBB) (“Ribbon”), a special purpose acquisition company, DRC Medicine Inc., a Delaware company limited by shares (DRC Medicine) and DRC Merger Inc. (“Merger Sub”), a Delaware company limited by shares and a directly owned subsidiary of DRC Medicine, which would result in DRC Medicine becoming a publicly-traded company (the “Proposed Transaction”).

DRC Medicine Ltd. is an innovative healthcare and biotechnology company headquartered in Japan, focused on the research, development, and commercialization of advanced medical technologies that address significant global health challenges. The Company is best known for its proprietary Hydro Silver Titanium® technology, initially applied in consumer hygiene products such as masks and towels, and now being advanced to obtain medical device certification as among the world’s first therapeutic masks for seasonal allergic rhinitis. In addition to medical devices, the Company is developing a pipeline of In Vitro Diagnostic (“IVD”) kits for infectious diseases and allergen detection, combining its world-only cell-free protein synthesis technology leveraging AI powered Apps and is in final negotiation in acquiring an innovative ATP-enhancing drug for Parkinson’s disease drugs development company, the drug is currently in clinical trials. This diverse portfolio is driven by a strong focus on unmet medical needs, AI-assisted discovery, and global healthcare infrastructure transformation. For more information, visit https://drciyaku.co.jp/ and https://drciyaku.jp/.

Dr. Marumi Okazaki, President & CEO of DRC, said: “This transaction will give us the resources that will enable us to capture the positive trends in our industry. Given the growth of airborne allergens, respiratory diseases and infectious diseases, increasing demand for better respiratory protection mask and faster and a more accurate IVD kits, we intend to invest in more IVD kits paired with AI-powered Apps in achieving universal diagnostics to empower the general public in guarding their health and fight against allergen, respiratory diseases and infectious diseases as well as catapult our research and development, production capabilities to meet the rising demand for better respiratory protection mask and AI-powered IVD kits.”

Mr. Angshuman (Bubai) Ghosh, Chairman/CEO of Ribbon, said, “This business combination agreement with DRC is a great opportunity to enter into an exciting and accelerating growth healthcare and biotechnology industry. We believe its highly capable and experienced management team with all of the founders with substantial experience in developing innovative technologies, supported by their technology-savvy specialists and R&D team who are committed to pioneering innovations, will enable DRC to continuously innovate and advance their healthcare and biotechnology applications to gain a greater foothold in the global market.”

Transaction Overview

As a part of the Proposed Transaction, an intermediate holding company incorporated in Japan (the “Intermediate Co.” will acquire the shares of DRC Medicine, after which the Intermediate Co. will engage in a share exchange transaction with the  shareholders of the Company, such that the Company will become a wholly-owned subsidiary of Intermediate Co. and the shareholders of the Company will become shareholders of DRC Medicine (the “DRC Restructuring”). Following the consummation of the DRC Restructuring and subject to the terms and conditions of the Business Combination Agreement, Ribbon will merge with and into the Merger Sub, with Merger Sub continuing as the surviving company and remaining a wholly owned subsidiary of DRC Medicine.

The Proposed Transaction implies a pre-money equity value of US$350 million of DRC on a fully diluted basis, and is expected to provide DRC with access to approximately US$50 million cash from Ribbon’s IPO proceeds held in trust, assuming no redemption by Ribbon’s shareholders in connection with the current and future proxy exercises and prior to the payment of any transaction expenses. The parties will cooperate in connection with any financing arrangement the parties seek in connection with the Proposed Transaction.

Advisors

A.G.P./Alliance Global Partners serves as the financial advisor and lead capital markets advisor to Ribbon. Geneva Capital Group serves as the financial advisor to DRC. Celine & Partners serves as the legal advisor to Ribbon. Ross Law Group serves as the legal advisor to DRC.

About DRC Medicine Ltd.

Founded in 2007, DRC is an innovative healthcare and biotechnology company headquartered in Japan, focused on the research, development, and commercialization of advanced medical technologies that address significant global health challenges. The Company is best known for its proprietary Hydro Silver Titanium® technology, initially applied in consumer hygiene products such as masks and towels, and now being advanced to obtain medical device certification as among the world’s first therapeutic masks for seasonal allergic rhinitis . In addition to medical devices, the Company is developing a pipeline of In Vitro Diagnostic (“IVD”) kits for infectious diseases and allergen detection, combining its world-only cell-free protein synthesis technology leveraging AI powered Apps and is in final negotiation in acquiring an innovative ATP-enhancing drug for Parkinson’s disease.

About Ribbon Acquisition Corp.

Ribbon is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While Ribbon intends to conduct a global search for target businesses without being limited by geographic region, certain executive officers and independent directors are based in Hong Kong, and certain executive officers have experience investing in and building businesses in the Asia Pacific region and have a deep understanding of the region’s business environment, regulations, regulatory bodies and culture. Ribbon will not undertake an initial business combination with any company being based in or having the majority of the company’s operations in Greater China. Ribbon is led by Mr. Angshuman (Bubai) Ghosh, Ribbon’s Chief Executive Officer, and Ms. Zhiyang (Anna) Zhou, Ribbon’s Chief Financial Officer.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

This press release relates to the proposed business combination between Ribbon Acquisition Corp. and DRC Medicine Ltd.. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. DRC intends to file a Registration Statement on Form S-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Ribbon shareholders. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Ribbon and DRC will also file other documents regarding the proposed business combination with the SEC. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF RIBBON ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Ribbon and DRC through the website maintained by the SEC at www.sec.gov. The documents filed by Ribbon and DRC with the SEC also may be obtained free of charge upon written request to Ribbon Acquisition Corp., Central Park Tower LaTour Shinjuku Room 3001, 6-15-1 Nishi Shinjuku, Shinjuku-ku Tokyo 160-0023.

Participants in the Solicitations

Ribbon, DRC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Ribbon’s shareholders in connection with the proposed business combination. You can find information about Ribbon’s directors and executive officers and their interest in Ribbon in Ribbon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was originally filed with the SEC on April 1, 2025. A list of the names of the directors, executive officers, other members of management and employees of Ribbon and DRC, as well as information regarding their interests in the business combination, will be contained in the Registration Statement on Form S-4 to be filed with the SEC by DRC. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above.

Caution About Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to Ribbon and DRC. These forward-looking statements are based on Ribbon’s and DRC’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including projections of market opportunity and market share, the capability of DRC’s business plans including its plans to expand, the anticipated enterprise value of the combined company following the consummation of the proposed business combination, anticipated benefits of the proposed business combination and expectations related to the terms and timing of the proposed business combination, are also forward-looking statements.

Although each of Ribbon and DRC believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Ribbon and DRC cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. These factors are difficult to predict accurately and may be beyond Ribbon’s and DRC’s control. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form S-4 relating to the proposed business combination, which is expected to be filed by DRC with the SEC and other documents filed by Ribbon or DRC from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements.

There may be additional risks that neither Ribbon or DRC presently know or that Ribbon and DRC currently believe are immaterial and that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Ribbon or DRC, their respective directors, officers or employees or any other person that Ribbon and DRC will achieve their objectives and plans in any specified time frame, or at all. Forward-looking statements in this communication or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Ribbon or DRC to predict these events or how they may affect Ribbon or DRC. Except as required by law, neither Ribbon nor DRC has any duty to, and does not intend to, update or revise the forward-looking statements in this communication or elsewhere after the date this communication is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur. Uncertainties and risk factors that could affect Ribbon’s and DRC’s future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; the outcome of any legal proceedings that may be instituted against Ribbon or DRC, the combined company or others following the announcement of the business combination; the inability to complete the business combination due to the failure to obtain approval of the shareholders of Ribbon or to satisfy other conditions to closing; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; the ability to meet stock exchange listing standards following the consummation of the business combination; the risk that the business combination disrupts current plans and operations of Ribbon or DRC as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the business combination; changes in applicable laws or regulations; Ribbon’s estimates of expenditures and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; the impact of the COVID-19 pandemic; changes in laws and regulations that impact DRC; ability to enforce, protect and maintain intellectual property rights; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Ribbon’s final prospectus dated January 14, 2025 relating to its initial public offering and in subsequent filings with the SEC, including the registration statement on Form S-4 relating to the business combination expected to be filed by DRC.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

For further queries please contact:

Geneva Capital Group on behalf of DRC

Bob Lau, bob.lau@genevagroup.com.sg

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